Exhibit 21.1

Subsidiaries of Apria Healthcare Group Inc.

Name	Jurisdiction of Incorporation / Organization
Apria Healthcare of New York State, Inc.	New York
Apria Healthcare, Inc.	Delaware
Coram Alternate Site Services, Inc.	Delaware
Coram Clinical Trials, Inc.	Delaware
Coram Healthcare Corporation of Alabama	Delaware
Coram Healthcare Corporation of Florida	Delaware
Coram Healthcare Corporation of Greater D.C.	Delaware
Coram Healthcare Corporation of Greater New York	New York
Coram Healthcare Corporation of Indiana	Delaware
Coram Healthcare Corporation of Massachusetts	Delaware
Coram Healthcare Corporation of Mississippi	Delaware
Coram Healthcare Corporation of Nevada	Delaware
Coram Healthcare Corporation of North Texas	Delaware
Coram Healthcare Corporation of Northern California	Delaware
Coram Healthcare Corporation of Southern California	Delaware
Coram Healthcare Corporation of Southern Florida	Delaware
Coram Healthcare Corporation of Utah	Delaware
Coram Healthcare Corporation of Wyoming, L.L.C.	Delaware
Coram Specialty Infusion Services, Inc.	Delaware
Coram LLC	Delaware
CoramRx, LLC	Delaware
H.M.S.S., Inc.	Delaware
HealthInfusion, Inc.	Florida
T2 Medical, Inc.	Delaware
Valescent Health LLC	Delaware